UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	88-0365922
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One E. Washington Street,

Suite 1400, Phoenix, Arizona 85004

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
6.25% Subordinated Debentures due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-203959

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Western Alliance Bancorporation (the “Registrant”) hereby incorporates by reference herein the description of its 6.25% Subordinated Debentures due 2056 (the “Debentures”) to be registered hereunder, set forth under the heading “Description of Debentures” in the Registrant’s Prospectus Supplement, dated June 9, 2016, and, to the extent not superseded by the aforementioned description in the Prospectus Supplement, as set forth under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated May 7, 2015, constituting part of the Registration Statement on Form S-3 (File No. 333-203959) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Debentures are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits

4.1	Indenture for Subordinated Debt Securities, dated as of June 16, 2016, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed June 16, 2016).

4.2	First Supplemental Indenture, dated as of June 16, 2016, between the Registrant and the Trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed June 16, 2016).

4.3	Form of 6.25% Subordinated Debentures due 2056 Global Debenture (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTERN ALLIANCE BANCORPORATION

	By:	/s/ Dale Gibbons
	Name:	Dale Gibbons
	Title:	Executive Vice President and Chief Financial Officer

Date: June 16, 2016